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                                                                    NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                                  April 14, 2003


For Further Information Contact:
Anthony J. Caldarone
Chairman and Chief Executive Officer
Calton, Inc.
(772) 794-1414
Company website:  www.caltoninc.com
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CALTON, INC. REPORTS FIRST QUARTER RESULTS

Vero Beach, Florida, April 14, 2003- Calton, Inc. (AMEX:CN) announced today results for the first quarter ended February 28, 2003.

Anthony J. Caldarone, Chairman and Chief Executive Officer, announced a net loss of $646,000 ($.14 per basic and diluted share) for the quarter ended February 28, 2003, compared to a net loss of $2,148,000 ($.48 per basic and diluted share) for the quarter ended February 28, 2002.

The Company reported revenues of $373,000 and $629,000 for the three months ended February 28, 2003 and 2002, respectively. The fiscal 2003 revenues include $234,000 from technical staffing services, $127,000 from website design and development and $12,000 from its credit card loyalty program. The fiscal 2002 revenues include $394,000 from technical staffing, $127,000 from website design and development and $108,000 from the consulting agreement with the purchaser of Calton Homes.

Selling, general and administrative expenses for the three months ended February 28, 2003 were $730,000 compared to $1,269,000 for the three months ended February 28, 2002. The decrease in expenses is primarily attributable to the downsizing of operations at both the PrivilegeONE and eCalton website development divisions.

Interest income for the quarter ended February 28, 2003 and 2002 was $9,000 and $64,000, respectively. The decline in interest income is due to the significant reduction in cash balances.

The impairment of a note receivable in the amount of $750,000 was incurred in the quarter ended February 28, 2002.


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CALTON, INC.  (AMEX:CN)


                                                         Three Months Ended February 28,
                                                     -----------------------------------------
                                                            2003                  2002
                                                     -------------------    ------------------
Revenue                                                        $373,000              $629,000
                                                     ===================    ==================

Net loss                                                      ($646,000)          ($2,148,000)
                                                     ===================    ==================

Basic and diluted loss per share                                 ($0.14)               ($0.48)

Weighted average number of shares outstanding,
     basic and diluted                                        4,557,000             4,445,000
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Certain information included in this press release and Company filings
(collectively, "SEC filings") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings)
contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are matters related to the indemnification provisions in connection with the
Company's sale of Calton Homes, Inc., continued operating losses and their effects on liquidity, the Company's ability to raise capital, commercial acceptance of the Company's co-branded customer loyalty credit card program, national and local economic conditions, the lack of an established operating history for the Company's current business activities, conditions and trends in the Internet and technology industries in general, the effect of governmental regulation on the Company and the risks described under the caption "Certain
Risks" in the Company's Annual Report on Form 10-K for the fiscal year ended
November 30, 2002.

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